Exhibit 107

Calculation of Filing Fee Table

Form F-3

(Form Type)

CASI Pharmaceuticals, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered (1) (2)	Proposed Maximum Offering Price Per Unit (3)	Maximum Aggregate Offering Price(3)	Fee Rate	Amount of Registration Fee
Fees to be Paid	Equity	Ordinary Shares	457(o)	—	—	—	—	—
	Equity	Preferred Shares	457(o)	—	—	—	—	—
	Other	Warrants	457(o)	—	—	—	—	—
	Other	Subscription Rights	457(o)	—	—	—	—	—
	Other	Units	457(o)	—	—	—	—	—
	Unallocated (Universal) Shelf	Unallocated (Universal) Shelf	457(o)	—	—	$150,000,000(4)	0.00015310	$22,965

	Total Offering Amounts					$150,000,000		$22,965
	Total Fees Previously Paid							—
	Total Fee Offsets							—
	Net Fee Due							$22,965

(1)	On May 3, 2024, CASI Pharmaceuticals, Inc. (the “Company”) filed a registration statement (the “Prior Registration Statement”) on Form F-3 (File No. 333-279096) with the U.S. Securities and Exchange Commission related to the offer and sale of up to an aggregate of $50.0 million of any combination of the securities described in the prospectus relating to the Prior Registration Statement (the “Prior Securities”). The Prior Registration Statement was subsequently declared effective on May 10, 2024. Pursuant to Rule 429 under the Securities Act of 1933, as amended (the “Securities Act”), the registration statement with which this Calculation of Filing Fee Table is being filed, (the “New Registration Statement” and together with the Prior Registration Statement, the “Combined Registration Statement”), combines the Prior Securities from the Prior Registration Statement, all of which remain unissued as of the date hereof, with the additional securities registered by the New Registration Statement for offer and sale by the Company, to enable the offer and sale of up to an aggregate of $200.0 million of the Company’s ordinary shares, preferred shares, warrants, subscription rights, and/or units, from time to time in one or more offerings, pursuant to a combined base prospectus.

(2)	There are being registered under the New Registration Statement such indeterminate number of ordinary shares, preferred shares, warrants, subscription rights, and units as shall have an aggregate initial offering price not to exceed $150 million. Any securities registered under the New Registration Statement may be sold separately or in combination with other securities registered under the Combined Registration Statement. In addition, pursuant to Rule 416 under the Securities Act, the shares being registered under the New Registration Statement also include such indeterminate number of shares as may be issuable with respect to the shares being registered hereunder as a result of stock splits, stock dividends or similar transactions.

(3)	The Proposed Maximum Offering Price Per Unit and Maximum Aggregate Offering Price per class of securities will be determined from time to time by the registrant in connection with the issuance by the registrant of the securities registered under the Combined Registration Statement and is not specified as to each class of security pursuant to General Instruction II.C. of Form F-3 under the Securities Act. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities, or that are issued in units.

(4)	Estimated solely for the purpose of calculating the registration fee of the New Registration Statement. Subject to Rule 462(b) under the Securities Act, the aggregate maximum offering price of all securities sold by the registrant from time to time pursuant to the New Registration Statement will not exceed $150 million. The aggregate maximum offering price of all securities sold by the registrant from time to time pursuant to the Combined Registration Statement will not exceed $200.0 million.

Table 3: Combined Prospectuses

Security Type	Security Class Title	Amount of Securities Previously Registered (1) (2)	Maximum Aggregate Offering Price of Securities Previously Registered (3)	Form Type	File Number	Initial Effective Date
Equity	Ordinary Shares	—	—	F-3	333-279096	May 10, 2024
Equity	Preferred Shares	—	—	F-3	333-279096	May 10, 2024
Other	Warrants	—	—	F-3	333-279096	May 10, 2024
Other	Subscription Rights	—	—	F-3	333-279096	May 10, 2024
Other	Units	—	—	F-3	333-279096	May 10, 2024
Unallocated (Universal) Shelf	Unallocated (Universal) Shelf	—	$50,000,000 (4)	F-3	333-279096	May 10, 2024

(1)	See Note 1 to Table 1 above.

(2)	The Prior Registration Statement includes such indeterminate number of ordinary shares, preferred shares, warrants, subscription rights, and units as shall have an aggregate initial offering price not to exceed $50 million. Any securities registered thereunder may be sold separately or in combination with other securities registered under the Combined Registration Statement, pursuant to Rule 429 of the Securities Act. In addition, pursuant to Rule 416 under the Securities Act, the shares registered under the Prior Registration Statement also include such indeterminate number of shares as may be issuable with respect to the shares being registered thereunder as a result of stock splits, stock dividends or similar transactions.

(3)	The Proposed Maximum Offering Price Per Unit and Maximum Aggregate Offering Price per class of securities will be determined from time to time by the registrant in connection with the issuance by the registrant of the securities registered under the Combined Registration Statement and is not specified as to each class of security pursuant to General Instruction II.C. of Form F-3 under the Securities Act. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities, or that are issued in units.

(4)	Estimated in the Prior Registration Statement solely for the purpose of calculating the registration fee previously paid in connection therewith. Subject to Rule 462(b) under the Securities Act, the aggregate maximum offering price of all securities sold by the registrant from time to time pursuant to the Prior Registration Statement will not exceed $50 million. The aggregate maximum offering price of all securities sold by the registrant from time to time pursuant to the Combined Registration Statement will not exceed $200.0 million.